Pacific State Bancorp Reports First Quarter Financial Results

Stockton, California – April 30, 2009

Rick D. Simas, Chief Executive Officer of Pacific State Bancorp (the “Company”) (NASDAQ Global Market/PSBC), today reported an after tax net loss of $294,000 for the first quarter of 2009 for the Stockton, California based bank holding company.  The first quarter net loss of $294,000 reflects a provision for loan losses of $971,000, other real estate expense of $431,000 and increased professional costs of $225,000.

The increased level of provision for loan losses is attributable to lower real estate values and the general economic environment of the region where the Company operates. Other real estate expense is primarily the result of decreasing prices experienced in the market for the type of other real estate the Bank currently owns, and the costs associated with marketing and selling those properties.  Increased professional costs are primarily the result of increased legal fees associated with the collection of loans.

In the first quarter of 2009 compared to the fourth quarter of 2008, the Company experienced an improvement in net interest margin.  The improvement quarter over quarter was primarily a result of decreased funding costs.  The net interest margin improved from 3.38% in the fourth quarter of 2008 to 3.70% in the first quarter of 2009.  Funding costs decreased from 3.23% in the fourth quarter of 2008 to 2.84% in the first quarter of 2009.

The Company has experienced a slight decrease in nonperforming loans from $23,560,000 or 7.7% of gross loans at December 31, 2008 to $21,067,000 or 6.9% of gross loans at March 31, 2009.  The decrease in nonperforming loans was primarily the result of charge-off and foreclosure activity.  The Company recorded $554,000 in charge-offs related to nonaccrual loans and $2,075,000 was reclassified to other real estate owned subsequent to foreclosure of the properties.  One loan in the amount of $140,000 was added to nonaccrual in the first quarter of 2009.

The Company has been successful at liquidating $914,000 of other real estate properties from its balance sheet in the first quarter of 2009.  As the Company receives title to foreclosed properties, it markets the properties at prices to facilitate liquidation. If the market prices for the property further decline before liquidation, the Company reduces the other real estate balance through a charge to noninterest expense.  The Company also incurs other expenses related to other real estate including, real estate taxes, insurance, maintenance and security.  Total expense related to all of the above factors totaled $431,000 for 2009.

Despite the loss reported for the first quarter of 2009, Pacific State Bancorp has increased loan loss reserves from 1.95% of gross loans at December 31, 2008 to 2.11% of gross loans at March 31, 2009.  In addition, the Company’s risk based capital levels have increased from total risk based capital ratio of 11.50% for the Company and 11.34% for the Bank at December 31, 2008 to 11.74% for the Company and 11.60% for the Bank at March 31, 2009.  The minimum total risk based capital level required to be considered “well capitalized” by regulatory standards is 10%.

The Company’s financial performance information for the three month period ending March 31, 2009 compared to the same quarter in the prior year is as follows:

Income Statement:

•	Total Interest Income: $5,552,000, a decrease of $1,749,000 or 24%
•	Total Interest Expense: $2,227,000, a decrease of $1,155,000 or 34%
•	Net Interest Income: $3,325,000, a decrease of $594,000 or 15%
•	Non-Interest Income : $379,000, a decrease of $93,000 or 20%
•	Non-Interest Expense: $3,297,000, an increase of $802,000 or 32%
•	Provision for Loan Losses: $972,000, an increase of $762,000 or 363%
•	Net Loss: $294,000, a decrease of $1,388,000 from net income of $1,094,000
•	Basic Loss Per Share: $0.08, a decrease of $0.38 per share from earnings of $0.30
•	Diluted Loss Per Share: $0.08, a decrease of $0.35 per share from earnings of $0.27
•	Loss on Average Assets: Annualized loss rate of 0.29%, a decrease of 1.32% from earnings of 1.03%
•	Loss on Average Equity: Annualized loss rate of 4.30%, a decrease of 17.01% from earnings of 12.71%

The Company’s balance sheet information as of March 31, 2009 compared to December 31, 2008 was as follows:

•	Total Federal Funds and Investment Securities: $48,875,000, a decrease of $12,674,000 or 21%
•	Net Loans: $297,784,000, a decrease of $4,161,000 or 1%
•	Total Assets: $400,710,000, a decrease of $20,743,000 or 5%
•	Non-Interest Bearing Deposits: $58,005,000, a decrease of $11,869,000 or 17%
•	Total Deposits: $320,783,000, a decrease of $20,197,000 or 6%
•	Total Borrowings: $48,764,000, remained unchanged
•	Total Shareholders’ Equity: $26,950,000, a decrease of $334,000 or 1%
•	Total Tier 1 Risk Based Capital Ratio of 10.48%
•	Total Tier 1 Leverage Capital Ratio of 9.08%
•	Total Risk Based Capital Ratio of 11.74%

Attached are certain unaudited financial statements supporting the financial information summarized above.  Further inquiries should be directed to Mr. Simas at 209-870-3214, or by mail to P.O. Box 1649, Stockton, California 95201.  Additional information also can be obtained by visiting the Company website –www.pacificstatebank.com.

SAFE HARBOR: Except for historical information contained herein, the statements contained in this press release include forward-looking statements within the meaning of the "safe harbor" provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to risks and uncertainties. Actual results may differ materially from those set forth in or implied by forward-looking statements. These risks are described from time to time in Pacific State Bancorp's Securities and Exchange Commission filings, including its Annual Reports on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K. Pacific State Bancorp disclaims any intent or obligation to update these forward-looking statements.

PACIFIC STATE BANCORP AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited	March 31,	December 31,
(Dollars in thousands)	2009	2008
ASSETS
Cash and due from banks	$11,308	$16,700
Federal funds sold	9,455	21,811
Total cash and cash equivalents	20,763	38,511
Interest bearing deposits at other banks	-	-
Investment securities	39,420	39,738
Loans, less allowance for loan losses of $6,406 in 2009 and $6,019 in 2008	297,784	301,945
Premises and equipment, net	16,974	16,811
Other real estate owned	2,878	2,029
Company owned life insurance	6,820	6,751
Accrued interest receivable and other assets	16,071	15,668
Total assets	$400,710	$421,453
LIABILITIES AND
SHAREHOLDERS' EQUITY
Deposits:
Non-interest bearing	$58,005	$69,874
Interest bearing	262,778	271,106
Total deposits	320,783	340,980
Other borrowings	40,000	40,000
Subordinated debentures	8,764	8,764
Accrued interest payable and other liabilities	4,213	4,425
Total liabilities	373,760	394,169

Shareholders' equity:
Preferred stock - 2,000,000 shares authorized; none issued or outstanding	-	-
Common stock – no par value; 24,000,000 shares authorized; issued and outstanding –3,719,198 shares in 2009 and 3,715,598 shares in 2008	10,781	10,767
Retained earnings	18,520	18,814
Accumulated other comprehensive loss, net of taxes	(2,351)	(2,297)
Total shareholders' equity	26,950	27,284
Total liabilities and shareholders' equity	$400,710	$421,453

PACIFIC STATE BANCORP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited	Three Months Ended March 31,
(Dollars in thousands)	2009	2008
Interest income:
Interest and fees on loans	$5,024	$6,476
Interest on Federal funds sold	16	115
Interest on investment securities	512	710
Total interest income	5,552	7,301

Interest expense:
Interest on deposits	1,837	2,798
Interest on borrowings	306	430
Interest on subordinated debentures	84	154
Total interest expense	2,227	3,382

Net interest income before provision for loan losses	3,325	3,919
Provision for loan losses	972	210
Net interest income after provision for loan losses	2,353	3,709

Non-interest income:
Service charges	164	237
Gain on sale of loans	12	19
Other income	203	216
Total non-interest income	379	472

Non-interest expenses:
Salaries and employee benefits	1,154	1,268
Occupancy	279	263
Furniture and equipment	268	179
Other real estate	431	-
Other expenses	1,165	785
Total non-interest expenses	3,297	2,495

(Loss) income before (benefit) provision for income taxes	(565)	1,686
(Benefit) provision for income taxes	(271)	592
Net (loss) income	$(294)	$1,094

Basic (loss) earnings per share	$(0.08)	$0.30

Diluted (loss) earnings per share	$(0.08)	$0.27

PACIFIC STATE BANCORP
Yield Analysis
	For Three Months Ended March 31,
(Dollars in thousands)	2009			2008
		Interest	Average		Interest	Average
	Average	Income or	Yield or	Average	Income or	Yield or
Assets:	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans	$306,195	$5,024	6.65%	$321,423	$6,476	8.10%
Investment securities	41,444	512	5.01%	48,044	704	5.89%
Federal funds sold	16,518	16	0.39%	13,167	115	3.51%
Interest Bearing Deposits in Banks	-	-	-	3,000	6	0.80%
Total average earning assets	$364,157	$5,552	6.18%	$385,634	$7,301	7.61%

Non-earning assets:
Cash and due from banks	12,136			12,944
Bank premises and equipment	19,257			14,458
Other assets	20,017			16,104
Allowance for loan loss	(6,243)			(4,009)
Total average assets	$409,324			$425,131

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Deposits

Interest-bearing Demand	$70,837	$211	1.21%	$69,081	$389	2.26%
Savings	9,537	21	0.89%	5,359	7	0.53%
Time Deposits	188,494	1,605	3.45%	200,610	2,402	4.82%
Other borrowing	48,775	390	3.24%	49,116	584	4.78%

Total average interest-bearing liabilities	$317,643	$2,227	2.84%	$324,166	$3,382	4.20%

Noninterest-bearing liabilities:
Demand deposits	59,424			61,640
Other liabilities	4,500			4,708
Total average liabilities	381,567			390,514
Shareholders' equity	27,757			34,617
Total average liabilities and shareholders' equity	$409,324			$425,131

Net interest income		$3,325			$3,919

Net interest margin			3.70%			4.09%

PACIFIC STATE BANCORP
Yield Analysis
	For Three Months Ended
(Dollars in thousands)	December 31, 2008
		Interest	Average
	Average	Income or	Yield or
Assets:	Balance	Expense	Cost
Interest-earning assets:
Loans	$315,026	$5,567	7.03%
Investment securities	43,410	190	1.74%
Federal funds sold	20,434	35	0.68%
Interest Bearing Deposits in Banks	2	-	0.00%
Total average earning assets	$378,872	$5,792	6.08%

Non-earning assets:
Cash and due from banks	13,780
Bank premises and equipment	16,714
Other assets	17,920
Allowance for loan loss	(4,918)
Total average assets	$422,368

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Deposits

Interest-bearing Demand	$76,428	$403	2.10%
Savings	7,603	20	1.05%
Time Deposits	187,862	1,757	3.72%
Other borrowing	44,728	392	3.49%

Total average interest-bearing liabilities	$316,621	$2,572	3.23%

Noninterest-bearing liabilities:
Demand deposits	67,628
Other liabilities	4,773
Total average liabilities	389,022
Shareholders' equity	33,346
Total average liabilities and shareholders' equity	$422,368

Net interest income		$3,220

Net interest margin			3.38%